AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 20, 2001

                                                REGISTRATION NO. 33-____________





                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                              ____________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              ____________________

                                   E-REX, INC.
             (Exact Name of Registrant as Specified in Its Charter)



                                     NEVADA
                         (State or Other Jurisdiction of
                         Incorporation or Organization)

                                   88-0292890
                                (I.R.S. Employer
                               Identification No.)


                       11645 BISCAYNE BOULEVARD, SUITE 210
                              MIAMI, FLORIDA  33181
          (Address of Principal Executive Offices, Including Zip Code)
                              ____________________

                              Consulting Agreements
                            Legal Services Agreement
                            (Full Title of the Plan)
                              ____________________

                                 Carl E. Dilley
                       11645 Biscayne Boulevard, Suite 210
                              Miami, Florida  33181
                                 (305) 895-3350
           (Name, Address, and Telephone Number of Agent for Service)

                                   COPIES TO:

                             Brian A. Lebrecht, Esq.
                            The Lebrecht Group, APLC
                        22342 Avenida Empresa, Suite 230
                    Rancho Santa Margarita, California 92688
                              (949)  635-1240


                                         CALCULATION OF REGISTRATION FEE


Title of Securities . .  Amount to be  Proposed Maximum              Proposed Maximum           Amount of
to be Registered. . . .  Registered    Offering Price per Share(1)   Aggregate Offering Price   Registration Fee
-----------------------  ------------  ----------------------------  -------------------------  -----------------

Common Stock,
par value $0.001(2) . .     1,329,688  $                       0.14  $              186,156.32  $           49.15
-----------------------  ------------  ----------------------------  -------------------------  -----------------

TOTAL REGISTRATION FEE.     1,329,688  $                       0.14  $              186,156.32  $           49.15


(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) based on the closing price as reported by the NASDAQ Over-The-Counter Bulletin Board on August 13, 2001.

(2) Represents shares of Common Stock issued to consultants and legal counsel of the Company.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Note: The document(s) containing the information concerning the Agreements between E-Rex, Inc. ("E-Rex" or "Registrant") and each of Carl E. Dilley, Donald
A. Mitchell, Jeffery M. Harvey, Anne Balduzzi, Andy Sikorski, Sepehr Niakan, Jonathan Knigin, Steve Marinkovitch, and Brian A. Lebrecht required by Item 1 of Form S-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the statement of availability of registrant information, employee benefit plan annual reports and other information required by Item 2 of Form S-8 will be sent or given to participants as specified in Rule 428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement on Form S-8 (the "Registration Statement") or as prospectuses or prospectus supplements pursuant to Rule 424. E-Rex will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, E-Rex shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

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
                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

The following documents are hereby incorporated by reference in this Registration Statement:

(i) The Registrant's Annual Report dated May 17, 2001 on Form 10-KSB filed with the Commission on May 18, 2001.

(ii) The Registrant's Quarterly Report Dated August 7, 2001 on Form 10-QSB filed with the Commission on August 8, 2001.

(iii) All other reports and documents previously and subsequently filed by the Registrant before and after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of the filing of such documents.

ITEM  4.  DESCRIPTION  OF  SECURITIES.

Not  applicable.

ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

Certain legal matters with respect to the Common Stock offered hereby will be passed upon for the Company by The Lebrecht Group, APLC, counsel to the Company.

Mr. Brian A. Lebrecht, principal of The Lebrecht Group, APLC, is the beneficial owner of 64,500 shares of Common Stock of the Company, plus the 250,000 shares of Common Stock registered herein.

ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

The Corporation Laws of the State of Nevada and the Company's Bylaws provide for indemnification of the Company's Directors for liabilities and expenses that they may incur in such capacities. In general, Directors and Officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Furthermore, the personal liability of the Directors is limited as provided in the Company's Articles of Incorporation.

ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED.

The Shares were issued for consulting and legal services rendered. These sales were made in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 4(2) thereof, covering transactions not involving any public offering or not involving any "offer" or "sale".

ITEM  8.  EXHIBITS

 3.1 Articles of Incorporation of the Registrant, as amended (incorporated by reference).


3.2       Bylaws  of  the  Registrant  (incorporated  by  reference).

5.1       Opinion  of  The  Lebrecht  Group,  APLC

10.1      Agreement  between  E-Rex  and  Carl  Dilley  dated  August  1,  2001.

10.2      Agreement  between  E-Rex  and  Donald A. Mitchell dated August 1,
          2001.

10.3      Agreement  between  E-Rex  and Jeffrey M. Harvey dated August 1, 2001.

10.4(1)   Agreement  between  E-Rex  and  Anne Balduzzi dated June 15, 2001.

10.5      Agreement  between  E-Rex  and  Sepehr  Niakan  dated August  1, 2001.

10.6      Agreement  between  E-Rex  and  Jonathan  Knigin dated August 1, 2001.

10.7      Agreement  between  E-Rex  and  Andy  Sikorski dated  August  1, 2001.

10.8      Agreement  between E-Rex and Steve Marinkovitch dated August 2,  2001.

23.1      Consent  of  The  Lebrecht  Group, APLC (included in Exhibit 5.1).

23.2      Consent  of  Gately  & Associates, LLC, Certified  Public Accountants.
___________________
(1) Incorporated by reference from the Registrant's Form 10-QSB for the quarter ended June 30, 2001 as filed with the Commission on August 8, 2001.

ITEM  9.     UNDERTAKINGS.

(a)  The  undersigned  Registrant  hereby  undertakes:


     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)
               (1)(i) and (a) (1) (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
               Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of  the  offering
 .

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that is meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on August 13, 2001.



                                               E-Rex,  Inc.

                                               /s/  Carl  Dilley
                                               ---------------------------------
                                               By:     Carl  Dilley
                                               Its:    President  &  Director



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


/s/  Donald  A.  Mitchell
-----------------------------     Chairman  of  the  Board
Donald  A.  Mitchell


/s/  Jeffrey  M.  Harvey
--------------------------------- Treasurer  and  Director
Jeffrey  M.  Harvey